UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California 94108
( Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

Secured Promissory Note Exchange Offer

On December 14, 2011, the Company entered into definitive agreements for the exchange of Amended and Restated Unsecured Promissory Notes dated January 31, 2011, into common stock and new warrants of the Company (the “Unsecured Note Exchange”).  Terms were essentially the same as those of the Secured Note Exchange dated November 16, 2011 previously disclosed.

A total of $300,000 in principal amount, together with $42,945.21 in accrued but unpaid interest, were converted into common stock at a price of $0.7468 per share, resulting in the issuance of 459,218 new shares of common stock (the “New Shares”) and 83,496 new warrants (“New Warrants”).   All of the Unsecured Promissory Notes were exchanged.

The New Shares and New Warrants were issued in reliance on the exemption from registration requirements contained in Section 3.9 of the Securities Act of 1933, as amended, due to the fact that the New Shares and New Warrants were issued solely in exchange with its existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: December 20, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer